UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 399-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 4, 2024, Paragon 28, Inc. (the “Company”) issued a press release announcing preliminary unaudited net revenue for the first quarter ended March 31, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall is be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2024, Steve Deitsch, Chief Financial Officer (“CFO”) of the Company, notified the Company of his decision to resign from his position as CFO. Mr. Deitsch is pursuing an opportunity with OrganOx Limited, a commercial stage UK-based medical device company focused on therapeutic applications of isolated organ perfusion other opportunity. His resignation is not due to any disagreement with the Company on any matter, including related to the Company’s operations, policies, practices, financial reporting, or controls.

The Company has commenced a search for a permanent CFO. In connection with Mr. Deitsch’s resignation, the board of directors (the “Board”) of the Company appointed Kristina Wright, a member of the Board since 2021 and current Chair of the Company’s Audit Committee and a member of the Nominating and Corporate Governance Committee, as interim CFO of the Company, effective April 3, 2024. During her time as interim CFO, Ms. Wright will remain on the Board, but will temporarily step down from her positions on the Audit Committee and Nominating and Corporate Governance Committee. Thomas Schnettler, the Company’s lead independent director, will assume the role of interim Chair of the Audit Committee.

Ms. Wright served as the Chief Financial Officer of Cleerly, a digital healthcare company transforming the way clinicians approach the treatment of heart disease, from May 2023 to January 2024. Previously, Ms. Wright served as Vice President and General Manager of the Brain Modulation business of Medtronic, plc, a medical device company, from December 2021 to March 2023. Prior to that, she was Vice President and Chief Financial Officer for the Neuromodulation Operating Unit of Medtronic, plc, from July 2020 to November 2021 and has held various leadership positions at Medtronic, plc, in both finance and corporate development since August 2010. Prior to Medtronic, plc, Ms. Wright worked at PricewaterhouseCoopers, LLP, in the Audit and Assurance and Transaction Services practices from 1999 to 2010. Ms. Wright holds a B.S. in Accounting from the University of Minnesota, and an M.B.A from the Fuqua School of Business at Duke University.

In connection with Ms. Wright’s appointment as Interim CFO, the Company entered into an agreement with Ms. Wright, which is incorporated by reference hereto as Exhibit 10.1. Pursuant to the agreement, Ms. Wright will receive a monthly fee of $37,267, which amount shall be pro-rated for any partial month during which Ms. Wright serves in the role of Interim CFO.

Other information required by Item 5.02(c)(2) and (3) of Form 8-K regarding Ms. Wright has been previously disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2023, which information is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release announcing that it reaffirms its prior net revenue guidance for the year ending December 31, 2024, and otherwise relating to the matters described in this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall is be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement, dated April 3, 2024, by and between Kristina Wright and the Company.

99.1	Press Release issued by Paragon 28, Inc., dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARAGON 28, INC.

Date: April 4, 2024	By:	/s/ Robert McCormack
Robert McCormack
General Counsel & Corporate Secretary